Exhibit 99.1

Universal Compression Holdings, Inc. 4444 Brittmoore Road Houston, Texas 77041 NYSE: UCO

Contact:

David Oatman

Vice President, Investor Relations

713-335-7460

FOR IMMEDIATE RELEASE

TUESDAY, JANUARY 3, 2006

UNIVERSAL COMPRESSION ANNOUNCES

CHANGE IN FISCAL YEAR END TO DECEMBER 31

Houston, January 3, 2006 — Universal Compression Holdings, Inc. (NYSE: UCO) today announced a change of its fiscal year end from March 31 to December 31.  Universal will file a Form 10-K covering the nine-month transition period since its most recent fiscal year end, March 31, 2005, which period ended on December 31, 2005.  The Company’s next fiscal year will cover the period from January 1, 2006 through December 31, 2006.

“We believe the change to a December accounting year end will simplify the presentation of our financial statements, allowing investors to more easily analyze our results and compare Universal with other energy services providers and other public companies,” said Michael Anderson, Senior Vice President and Chief Financial Officer of Universal.

The company expects to issue an earnings release in late February 2006, which will include results for the three- and nine-month periods ended December 31, 2005 and guidance for calendar 2006.

Universal, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

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